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EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS

FULLY DILUTED EARNINGS PER SHARE


     Adjustments to net income:
        Net Income                                               $ 211,807
        Interest reduction on conversion of warrants
           and options                                              40,726
                                                                 ---------
               Adjusted net income                               $ 252,533
                                                                 =========

     Adjustments to shares outstanding:
        Actual weighted average shares outstanding               4,680,141
        Conversion of the redeemable convertible
               subordinated debt                                   809,401
                                                                 ---------
               Adjusted shares outstanding                       5,489,542
                                                                 =========

     Fully Diluted earnings per share                            $     .05
                                                                 =========



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